Exhibit 99.1
Contact:	Matthew Shapiro (212) 655-0220

Capital Trust Reports Second Quarter 2007 Results

NEW YORK, NY – July 31, 2007 - Capital Trust, Inc. (NYSE: CT) today reported results for the quarter ended June 30, 2007.

Highlights included:

•	Strong Operating Results: reported net income of $1.43 per share (diluted) for the second quarter, an increase of 57% year over year.

•
Record Originations:  originated $687 million of new investment commitments for the balance sheet (includes $15 million unfunded and $205 million of participations sold to CT Large Loan Fund) and $842 million for investment management vehicles, a record quarter for the Company.

•
Continued Portfolio Performance:  recorded no losses or reserves for losses during the quarter in any portfolio.  In addition, the Company completed the resolution of its sole non-performing loan, recovering a total of $12.3 million ($10.9 million during the period), on the $8 million original principal balance mortgage loan.

•	Upsized Unsecured Credit Facility: increased facility size by $50 million to a total of $100 million, bringing five new lenders into the syndicate.

•	New Business Acquisition: acquired PRN Capital, a fully-integrated healthcare real estate lending platform, enhancing the Company’s direct origination and asset management capabilities in the sector.

•
New Private Equity Fund:  raised $50 million CTX Fund I to co-invest in Capital Trust sponsored and managed off balance sheet CDO transactions.  CTIMCO, the Company’s investment management subsidiary, earns base and incentive management fees as CDO collateral manager for CTX Fund transactions.

Subsequent events:

•
CDO Upgrades:  received upgrades on seven classes of CT CDO III from Fitch Ratings.  Of the fourteen rated classes, seven were upgraded by one to two notches and the remaining seven classes had their pre-existing ratings affirmed. Fitch attributed the ratings action to the improved credit quality of the portfolio and seasoning of the collateral.

•
New Repurchase Facility:  entered into a new $250 million master repurchase agreement with an additional institutional lender, bringing the Company’s total committed secured financing facilities to $1.9 billion.  The new facility is designed to provide the Company with financing for its general loan and securities investment activity.

•	Increased CT High Grade Commitment: obtained an additional $100 million equity commitment from the separate account investor, bringing the total commitment to $350 million.

"In the face of increased volatility and market turbulence, CT’s results reflect another solid quarter of performance." said John Klopp, Capital Trust’s CEO.  “Going forward, companies with strong credit discipline and strong balance sheets will benefit from this dislocation.”

The Company will conduct a management conference call at 10:00 AM Eastern Time on Wednesday, August 1, 2007 to discuss second quarter 2007 results.  Interested parties can access the conference call toll free by dialing 800-896-8445 or 785-830-1916 for international participants. The conference ID is "CAPITAL." A recorded replay of the conference call will be available from noon on August 1 through midnight on August 15. The replay call number is 800-243-8160 or 402-220-9032 for international callers.

Balance Sheet

Total assets were $3.2 billion at June 30, 2007, reflecting a $249 million (8%) net increase from March 31, 2007.  The primary driver of asset growth was the origination of new Interest Earning Assets, as summarized below:

New Gross Originations
•
Interest Earning Assets (CMBS, loans and total return swaps) originated for the balance sheet during the quarter totaled $687 million (includes $15 million unfunded and $205 million of participations sold to CT Large Loan Fund) and had a weighted average all-in effective rate of 8.85%.

•
CMBS investments closed during the quarter totaled $75 million and had a weighted average all-in effective rate of 10.86%.  Included in these figures are investments in the below investment grade classes of two off balance sheet CDOs managed by CTIMCO.

•
Loan investments originated during the quarter totaled $612 million (includes $15 million unfunded and $205 million of participations sold to CT Large Loan Fund) and had a weighted average all-in effective rate of 8.60% and a weighted average last dollar loan to value of 72%.

Interest Earning Assets
•	Interest Earning Assets totaled $3.1 billion at June 30, 2007 and had a weighted average all-in effective rate of 8.25%, representing growth of $234 million (8%) from March 31, 2007.
•	$891 million (29%) of the balance sheet portfolio were CMBS investments with a weighted average all-in effective rate of 7.48% and a weighted average rating of BB+.
•	$2.2 billion (71%) of the balance sheet portfolio were loan investments with a weighted average all-in effective rate of 8.56% and a weighted average last dollar loan-to-value of 69%.

During the quarter ended June 30, 2007, the Company received repayments of Interest Earning Assets totaling $478 million, comprised of full repayments on 19 investments totaling $461 million, and partial repayments of $17 million.  In addition, $45 million of previously unfunded commitments were advanced during the period.

During the second quarter of 2007, the Company successfully resolved its only non-performing loan.  The loan was a first mortgage with an original principal balance of $8.0 million that reached maturity on July 15, 2000.  In December 2002, the loan was written down to $4.0 million.  From 2002 to March 31, 2007, the Company had received $1.4 million in cash collections, which further reduced the carrying value of the loan to $2.6 million. During the second quarter of 2007, the Company received net proceeds of $10.9 million which resulted in reducing the carrying value of the loan to zero and recording $4.0 million of a recovery of provision for losses and $4.3 million of interest income.

In addition to Interest Earning Assets, at June 30, 2007, the Company had two Equity Investments in unconsolidated subsidiaries.  One of these investments, with a total carrying value of $2 million, represents the remaining co-investment in CT Mezzanine Partners III, Inc. (“Fund III”), a private equity fund that the Company manages.  The second is the Company’s investment in Bracor Investimentos Imobiliarios Ltda., a Brazilian commercial real estate company, with a carrying value at quarter end of $10 million (versus a total equity commitment of $15 million).

Total Interest Bearing Liabilities (repurchase financings, CDOs, senior unsecured credit facility, and junior subordinated debentures) were $2.4 billion at June 30, 2007, of which $1.2 billion (51%) were comprised of CDOs that provide the Company with non-recourse, non-mark-to-market, indexed matched financing.  The balance of the Company’s outstanding Interest Bearing Liabilities were in the form of repurchase financings totaling $965 million (41%), borrowings under the senior unsecured credit facility totaling $75 million (3%), and junior subordinated debentures totaling $129 million (5%).  At quarter end, the Company’s $2.4 billion of Interest Bearing Liabilities carried a weighted average cash coupon of 6.03% and a weighted average all-in effective rate of 6.24%.

At June 30, 2007, the Company’s GAAP shareholders’ equity was $452 million.  Based upon shareholders’ equity at quarter end, book value per share was $25.52, compared to $24.03 at March 31, 2007 an increase of 6%.  Included in these calculations are 122,658 and 198,886 dilutive shares issuable upon the exercise of outstanding options for the periods ended June 30, 2007 and March 31, 2007, respectively, in addition to the common and restricted shares and stock units outstanding.

At June 30, 2007, the Company had total liquidity of $185 million, comprised of $24 million of cash, $136 million of immediately available liquidity from its repurchase agreements, and $25 million from the senior unsecured credit facility.  At June 30, 2007, the Company’s debt-to-equity ratio (defined as the ratio of total Interest Bearing Liabilities to book equity) was 5.2-to-1 compared to 5.3-to-1 at March 31, 2007.

Investment Management

At June 30, 2007, the Company managed three private equity funds and one separate account with total assets of $1.1 billion.  All of the Company’s investment management activities are conducted through its wholly-owned, taxable, investment management subsidiary, CT Investment Management Co., LLC (CTIMCO).  One of these funds, Fund III, has ended its investment period and is liquidating in the ordinary course of business.  The other funds, CT Large Loan and CTX Fund are currently investing and are capitalized with $325 million and $50 million of third party equity commitments, respectively.  Capital Trust, Inc. co-invests on a pari-passu, asset by asset basis with these two funds.  The separate account, CT High Grade ($250 million of third party equity commitments at quarter end, upsized to $350 million subsequent to quarter end) invests primarily in senior (or high grade) commercial real estate mezzanine investments with rates of return lower than the minimum hurdle rates targeted for the balance sheet.  CT Large Loan, CT High Grade, and CTX Fund are vehicles specifically designed to create operating leverage for the CT platform, allowing the Company to earn fees for investing third party capital side by side or senior to the Company’s balance sheet.

Comparison of Results of Operations: Three Months Ended June 30, 2007 to June 30, 2006

Income from loans and other investments
Growth in Interest Earning Assets and a $4.3 million interest payment from the successful resolution of a non-performing loan, along with an increase in average LIBOR (5.09% vs. 5.32%), drove a $22.6 million (49%) increase in interest income in the second quarter of 2007 compared to the comparable period in 2006.  Higher levels of leverage combined with the increase in average LIBOR resulted in a $13.9 million, or 53%, increase in interest expense for the same period.  On a net basis, net interest margin increased by $8.7 million, or 43%, which was the primary driver of net income growth from the second quarter of 2006 to the second quarter of 2007.

Management and advisory fees
Base management fees from the investment management business were flat as management fees from CT Large Loan, CT High Grade and CTX Fund offset the decrease in the base management fees from Fund II and Fund III.

Incentive management fees
No incentive management fees were received during the second quarter of 2007. In the second quarter of 2006, the Company received $84,000 of Fund II incentive management fees.

General and administrative expenses
General and administrative expenses include compensation and benefits for employees, operating expenses and professional fees.  Total general and administrative expenses increased from $5.7 million to $7.8 million, primarily as a result of higher levels of employment costs as well as increased professional fees.

Depreciation and amortization
Depreciation and amortization decreased by $2.0 million year over year due primarily to the write off of $1.8 million of capitalized costs in the second quarter of 2006 as the Company expensed all of the capitalized costs relating to an investment management joint venture.

Recovery of provision for losses
The $4.0 million recovery recorded in the second quarter of 2007 related to the Company’s successful resolution of its only non-performing loan. The Company received net proceeds of $10.9 million associated with the loan which resulted in the following: a) reduced the carrying value of the loan from $2.6 million to zero b) recorded a $4.0 million recovery of a provision for losses and c) recorded $4.3 million of interest income.

Income/(loss) from equity investments
The loss from equity investments in the second quarter of 2007 resulted primarily from a net loss of $325,000 at Bracor, representing the Company’s share of operating losses for the period from January 1, 2007 through March 31, 2007 (the Company reports Bracor’s operating results on a one fiscal quarter lag).  During the second quarter of 2006, income from equity investments was primarily comprised of co-investment income from Fund II and Fund III.

Income taxes
The Company did not pay any taxes at the REIT level in either the second quarter of 2006 or 2007.  However, CTIMCO, its investment management subsidiary, is a taxable REIT subsidiary and subject to taxes on its earnings.  In the second quarter of 2007, CTIMCO recorded an operating loss before income taxes of $1.5 million, resulting in an income tax benefit which was fully reserved.  In the second quarter of 2006, CTIMCO recorded an operating loss before income taxes of $1.6 million, which resulted in an income tax benefit of $770,000, which the Company recorded.

Net income
Net income grew by $11.2 million or 79% from the second quarter of 2006 to the second quarter of 2007, based upon increased net interest income generated by a higher level of Interest Earning Assets and $8.3 million of income from the successful resolution of its only non-performing loan. On a diluted per share basis, net income was $1.43 and $0.91 in the second quarter of 2007 and 2006, respectively, representing an increase of 57%.

Dividends
Second quarter 2007 and 2006 dividends were $0.80 and $0.70 per share, respectively. The increase of $0.10 per share (14%) was driven by growth in recurring income from operations.

Forward-Looking Statements
The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company’s portfolio assets, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

About Capital Trust
Capital Trust, Inc. is a finance and investment management company that specializes in credit-sensitive structured financial products. To date, the Company's investment activities have focused primarily on the commercial real estate subordinate debt markets. Capital Trust executes its business both as a balance sheet investor and as an investment manager. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol "CT." The Company is headquartered in New York City.

Tables to follow

Capital Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2007 and December 31, 2006
(in thousands except share data)

	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)

Assets

Cash and cash equivalents	$24,479	$26,142
Restricted cash	3,787	1,707
Commercial mortgage backed securities	891,367	810,970
Loans receivable	2,197,529	1,754,536
Total return swaps	—	1,815
Equity investment in unconsolidated subsidiaries	12,109	11,485
Deposits and other receivables	6,565	3,128
Accrued interest receivable	15,550	14,888
Interest rate hedge assets	10,570	2,565
Deferred income taxes	3,609	3,609
Prepaid and other assets	23,151	17,719
Total assets	$3,188,716	$2,648,564

Liabilities and Shareholders' Equity

Liabilities:
Accounts payable and accrued expenses	$30,364	$38,061
Repurchase obligations	964,807	704,444
Collateralized debt obligations	1,199,748	1,212,500
Participations sold	334,244	209,425
Senior unsecured credit facility	75,000	—
Junior subordinated debentures	128,875	51,550
Interest rate hedge liabilities	39	1,688
Deferred origination fees and other revenue	3,550	4,624
Total liabilities	2,736,627	2,222,292

Shareholders' equity:
Class A common stock, $0.01 par value, 100,000 shares authorized, 17,065 and 16,933 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively (“class A common stock”)	171	169
Restricted class A common stock, $0.01 par value, 445 and 481 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively (“restricted class A common stock” and together with class A common stock, “common stock”)	5	5
Additional paid-in capital	421,764	417,641
Accumulated other comprehensive gain	22,154	12,717
Accumulated earnings (deficit)	7,995	(4,260)
Total shareholders' equity	452,089	426,272

Total liabilities and shareholders' equity	$3,188,716	$2,648,564

Capital Trust, Inc. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended June 30, 2007 and 2006
 (in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Income from loans and other investments:
Interest and related income	$68,797	$46,219	$126,247	$77,851
Less: Interest and related expenses	40,192	26,267	76,293	43,536
Income from loans and other investments, net	28,605	19,952	49,954	34,315

Other revenues:
Management fees	582	627	1,331	1,235
Incentive management fees	-	84	962	212
Servicing fees	45	-	112	-
Other interest income	272	120	582	351
Total other revenues	899	831	2,987	1,798

Other expenses:
General and administrative	7,832	5,701	14,644	10,826
Depreciation and amortization	60	2,063	1,388	2,340
Total other expenses	7,892	7,764	16,032	13,166

Recovery of provision for losses	4,000	-	4,000	-
Income (loss) from equity investments	(230)	403	(933)	722
Income before income taxes	25,382	13,422	39,976	23,669
(Benefit)/provision for income taxes	-	(770)	(254)	(1,471)

Net income	$25,382	$14,192	$40,230	$25,140

Per share information:
Net earnings per share of common stock:
Basic	$1.45	$0.92	$2.29	$1.63
Diluted	$1.43	$0.91	$2.27	$1.62
Weighted average shares of common stock outstanding:
Basic	17,558,493	15,396,496	17,536,245	15,388,326
Diluted	17,728,180	15,536,948	17,715,810	15,525,586
Dividends declared per share of common stock	$0.80	$0.70	$1.60	$1.30